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                                                                   Exhibit 23.15


The Board of Directors
eMerge Interactive, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus, which report appears in this Form S-1 of Internet Capital Group, Inc. dated November 22, 1999.


                                   KPMG LLP

Orlando, Florida
November 22, 1999